Exhibit 99.1

Union Pacific Reports First Quarter Results

First Quarter Diluted Earnings per Share up 9 Percent

FOR IMMEDIATE RELEASE

First Quarter Results

•	Diluted earnings per share of $1.30 improved 9 percent.
•	Operating income totaled $2 billion, up 7 percent.
•	Operating ratio of 64.8 percent improved 2.3 points.

Omaha, Neb., April 23, 2015 – Union Pacific Corporation (NYSE: UNP) today reported 2015 first quarter net income of $1.2 billion, or $1.30 per diluted share, compared to $1.1 billion, or $1.19 per diluted share, in the first quarter 2014.

“Union Pacific achieved 9 percent earnings per share growth in the first quarter, as solid core pricing gains were partially offset by a sharp drop in volume,” said Lance Fritz, Union Pacific president and chief executive officer. “While we took actions during the quarter to adjust for the volume decline, we did not run an efficient operation. We are taking the steps to align our resources with current demand, while remaining agile in an ever-changing environment.”

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First Quarter Summary

Operating revenue of $5.6 billion was flat in the first quarter 2015 versus the first quarter 2014. First quarter business volumes, as measured by total revenue carloads, declined 2 percent compared to 2014. Volume declines in coal, industrial products, intermodal and chemicals more than offset the growth in automotive and agricultural products. In addition:

•	Quarterly freight revenue decreased 1 percent compared to the first quarter 2014, as lower fuel surcharge revenue and the volume decline more than offset core pricing gains and positive business mix.
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Union Pacific’s 64.8 percent operating ratio was 2.3 points better than the first quarter 2014. The operating ratio benefited in the quarter about 3 points from lower fuel prices, including the lag impact of fuel surcharge.

•	The $1.95 per gallon average quarterly diesel fuel price in the first quarter 2015 was down 38 percent compared to the first quarter 2014.
•	Quarterly train speed, as reported to the Association of American Railroads, was 24.6 mph, about flat when compared with the first quarter 2014.
•	The Company repurchased almost 6.9 million shares in the first quarter 2015 at an aggregate cost of $807 million.
•	Union Pacific has adjusted its 2015 capital program down $100 million to approximately $4.2 billion.

Summary of First Quarter Freight Revenues

•	Automotive up 6 percent
•	Agricultural Products up 3 percent
•	Industrial Products up 1 percent
•	Chemicals flat
•	Coal down 5 percent
•	Intermodal down 5 percent

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2015 Outlook

“We’ve had some challenges to start off the year, but we’re taking the steps needed to work through those challenges and realize the opportunities we see ahead,” Fritz said. “We expect to see solid improvement in network performance and cost efficiency over the coming months. As we leverage the strengths of our diverse franchise, we continue to be intently focused on safety, service and shareholder returns.”

About Union Pacific

Union Pacific Railroad is the principal operating company of Union Pacific Corporation (NYSE: UNP). One of America's most recognized companies, Union Pacific Railroad connects 23 states in the western two-thirds of the country by rail, providing a critical link in the global supply chain. From 2005-2014, Union Pacific invested more than $31 billion in its network and operations to support America’s transportation infrastructure.  The railroad’s diversified business mix includes Agricultural Products, Automotive, Chemicals, Coal, Industrial Products and Intermodal. Union Pacific  serves many of the fastest-growing U.S. population centers, operates from all major West Coast and Gulf Coast ports to eastern gateways, connects with Canada's rail systems and is the only railroad serving all six major Mexico gateways. Union Pacific provides value to its roughly 10,000 customers by delivering products in a safe, reliable, fuel-efficient and environmentally responsible manner.

Investor contact is Mike Staffenbeal, (402) 544-4227.

Media contact is Aaron Hunt, (402) 544-0100.

Supplemental financial information is attached.

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This presentation and related materials contain statements about the Corporation’s future that are not statements of historical fact, including specifically the statements regarding the Corporation’s expectations with respect to economic conditions and demand levels; and its ability to generate financial returns, improve network performance and cost efficiency, provide quality customer service, and provide returns to its shareholders.  These statements are, or will be, forward-looking statements as defined by the Securities Act of 1933 and the Securities Exchange Act of 1934.  Forward-looking statements also generally include, without limitation, information or statements regarding:  projections, predictions, expectations, estimates or forecasts as to the Corporation’s and its subsidiaries’ business, financial, and operational results, and future economic performance;  and management’s beliefs, expectations, goals, and objectives and other similar expressions concerning matters that are not historical facts.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will be achieved.  Forward-looking information, including expectations regarding operational and financial improvements and the Corporation’s future performance or results are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statement.  Important factors, including risk factors, could affect the Corporation’s and its subsidiaries’ future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements.  Information regarding risk factors and other cautionary information are available in the Corporation’s Annual Report on Form 10-K for 2014, which was filed with the SEC on February 6, 2015.  The Corporation updates information regarding risk factors if circumstances require such updates in its periodic reports on Form 10-Q and its subsequent Annual Reports on Form 10-K (or such other reports that may be filed with the SEC).

Forward-looking statements speak only as of, and are based only upon information available on, the date the statements were made.  The Corporation assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information.  If the Corporation does update one or more forward-looking statements, no inference should be drawn that the Corporation will make additional updates with respect thereto or with respect to other forward-looking statements.  References to our website are provided for convenience and, therefore, information on or available through the website is not, and should not be deemed to be, incorporated by reference herein.

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UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Condensed Consolidated Statements of Income (unaudited)

Millions, Except Per Share Amounts and Percentages,	1st Quarter
For the Periods Ended March 31,	2015	2014	%
Operating Revenues
Freight revenues	$5,251	$5,286	(1)%
Other revenues	363	352	3
Total operating revenues	5,614	5,638	-
Operating Expenses
Compensation and benefits	1,369	1,254	9
Purchased services and materials	643	607	6
Fuel	564	921	(39)
Depreciation	491	464	6
Equipment and other rents	311	312	-
Other	259	226	15
Total operating expenses	3,637	3,784	(4)
Operating Income	1,977	1,854	7
Other income	26	38	(32)
Interest expense	(148)	(133)	11
Income before income taxes	1,855	1,759	5
Income taxes	(704)	(671)	5
Net Income	$1,151	$1,088	6%

Share and Per Share*
Earnings per share - basic	$1.31	$1.20	9%
Earnings per share - diluted	$1.30	$1.19	9
Weighted average number of shares - basic	879.3	908.1	(3)
Weighted average number of shares - diluted	882.8	912.5	(3)
Dividends declared per share	$0.55	$0.455	21

Operating Ratio	64.8%	67.1%	(2.3)	pts
Effective Tax Rate	38.0%	38.1%	(0.1)	pts

*On June 6, 2014, we completed a two-for-one stock split, effected in the form of a 100% stock dividend. All references to common shares and per share amounts have been retroactively adjusted to reflect the stock split for all periods presented.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Freight Revenues Statistics (unaudited)

	1st Quarter
For the Periods Ended March 31,	2015	2014	%
Freight Revenues (Millions)
Agricultural Products	$939	$910	3%
Automotive	516	488	6
Chemicals	897	893	-
Coal	915	961	(5)
Industrial Products	1,017	1,011	1
Intermodal	967	1,023	(5)
Total	$5,251	$5,286	(1)%
Revenue Carloads (Thousands)
Agricultural Products	245	239	3%
Automotive	202	188	7
Chemicals	267	270	(1)
Coal	399	430	(7)
Industrial Products	306	314	(3)
Intermodal*	812	833	(3)
Total	2,231	2,274	(2)%
Average Revenue per Car
Agricultural Products	$3,838	$3,815	1%
Automotive	2,553	2,591	(1)
Chemicals	3,362	3,307	2
Coal	2,293	2,236	3
Industrial Products	3,325	3,218	3
Intermodal*	1,191	1,227	(3)
Average	$2,354	$2,324	1%

*Each intermodal container or trailer equals one carload.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Condensed Consolidated Statements of Financial Position (unaudited)

	Mar. 31,	Dec. 31,
Millions, Except Percentages	2015	2014
Assets
Cash and cash equivalents	$1,587	$1,586
Other current assets	2,892	3,093
Investments	1,375	1,390
Net properties	46,928	46,272
Other assets	363	375
Total assets	$53,145	$52,716

Liabilities and Common Shareholders' Equity
Debt due within one year	$416	$462
Other current liabilities	2,974	3,303
Debt due after one year	11,884	11,018
Deferred income taxes	14,774	14,680
Other long-term liabilities	2,040	2,064
Total liabilities	32,088	31,527
Total common shareholders' equity	21,057	21,189
Total liabilities and common shareholders' equity	$53,145	$52,716

Debt to Capital	36.9%	35.1%
Adjusted Debt to Capital*	42.6%	41.3%

*  Adjusted Debt to Capital is a non-GAAP measure; however, management believes that it is an important measure in evaluating our financial performance. See page 6 for a reconciliation to GAAP.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Condensed Consolidated Statements of Cash Flows (unaudited)

Millions,	Year-to-Date
For the Periods Ended March 31,	2015	2014
Operating Activities
Net income	$1,151	$1,088
Depreciation	491	464
Deferred income taxes	108	75
Other - net	314	140
Cash provided by operating activities	2,064	1,767

Investing Activities
Capital investments	(1,101)	(893)
Other - net	(41)	(12)
Cash used in investing activities	(1,142)	(905)

Financing Activities
Debt issued	1,146	995
Common shares repurchased	(792)	(644)
Debt repaid	(333)	(402)
Dividends paid*	(922)	(363)
Other - net	(20)	(23)
Cash used in financing activities	(921)	(437)

Net Change in Cash and Cash Equivalents	1	425
Cash and cash equivalents at beginning of year	1,586	1,432
Cash and Cash Equivalents at End of Period	$1,587	$1,857

Free Cash Flow**
Cash provided by operating activities	$2,064	$1,767
Cash used in investing activities	(1,142)	(905)
Dividends paid*	(922)	(363)
Free cash flow	$-	$499

*The 2015 dividends paid amount includes the fourth quarter 2014 dividend of $438 million, which was paid on January 2, 2015, as well as the first quarter 2015 dividend of $484 million, which was paid on March 30, 2015.  Beginning in 2015, the timing of the dividend declaration and payable dates was aligned to occur within the same quarter.

**Free cash flow is a non-GAAP measure; however, management believes that it is an important measure in evaluating our financial performance and measures our ability to generate cash without additional external financing.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Operating and Performance Statistics (unaudited)

	1st Quarter
For the Periods Ended March 31,	2015	2014	%
Operating/Performance Statistics
Gross ton-miles (GTMs) (millions)	237,213	240,169	(1)%
Employees (average)	48,830	46,166	6
GTMs (millions) per employee	4.86	5.20	(7)

Locomotive Fuel Statistics
Average fuel price per gallon consumed	$ 1.95	$ 3.12	(38)%
Fuel consumed in gallons (millions)	282	287	(2)
Fuel consumption rate*	1.187	1.197	(1)

AAR Reported Performance Measures
Average train speed (miles per hour)	24.6	24.5	-%
Average terminal dwell time (hours)	30.6	30.7	-

Revenue Ton-Miles (Millions)
Agricultural Products	22,982	23,723	(3)%
Automotive	4,293	3,958	8
Chemicals	18,209	18,814	(3)
Coal	41,710	44,683	(7)
Industrial Products	20,168	20,425	(1)
Intermodal	19,048	19,940	(4)
Total	126,410	131,543	(4)%

*Fuel consumption is computed as follows: gallons of fuel consumed divided by gross ton-miles in thousands.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Non-GAAP Measures Reconciliation to GAAP

Debt to Capital*
	Mar. 31,	Dec. 31,
Millions, Except Percentages	2015	2014
Debt (a)	$12,300	$11,480
Equity	21,057	21,189
Capital (b)	$33,357	$32,669
Debt to capital (a/b)	36.9%	35.1%

*  Total debt divided by total debt plus equity. Management believes this is an important measure in evaluating our balance sheet strength and is important in managing our credit ratios and financing relationships.

Adjusted Debt to Capital, Reconciliation to GAAP*
	Mar. 31,	Dec. 31,
Millions, Except Percentages	2015	2014
Debt	$12,300	$11,480
Net present value of operating leases	2,830	2,902
Unfunded pension and OPEB	518	523
Adjusted debt (a)	15,648	14,905
Equity	21,057	21,189
Adjusted capital (b)	$36,705	$36,094
Adjusted debt to capital (a/b)	42.6%	41.3%

*Total debt plus net present value of operating leases plus after-tax unfunded pension and OPEB obligation divided by total debt plus net present value of operating leases plus after-tax unfunded pension and OPEB obligation plus equity. Operating leases were discounted using 4.9% at March 31, 2015, and 5.3% at December 31, 2014. The discount rate reflects our effective interest rate. Management believes this is an important measure in evaluating the total amount of leverage in our capital structure including off-balance sheet lease obligations.